Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION ANNOUNCES CONCURRENT PUBLIC OFFERINGS OF 12,000,000

SHARES OF COMMON STOCK AND $50 MILLION OF DEPOSITARY SHARES

REPRESENTING CONVERTIBLE PREFERRED EQUITY

RADNOR, PA (BusinessWire) October 8, 2012 – Penn Virginia Corporation (NYSE: PVA) announced today that it has commenced, subject to market and other conditions, concurrent underwritten public offerings of 12,000,000 shares of its common stock and $50 million of depositary shares each representing a fractional ownership interest in a share of convertible perpetual preferred stock (the “Preferred Equity”). In connection with the offerings, PVA intends to grant the underwriters a 30-day option to purchase up to 1,800,000 additional shares of common stock and additional Preferred Equity depositary shares to cover overallotments. The closings of the common stock offering and the Preferred Equity offering are not contingent upon each other.

PVA intends to use the net proceeds from the concurrent offerings to repay the remaining outstanding borrowings under its revolving credit facility and for general corporate purposes.

In connection with the common stock offering, Credit Suisse Securities (USA) LLC, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers and Canaccord Genuity Inc., Scotiabank / Howard Weil and Johnson Rice & Company L.L.C. are acting as co-managers. In connection with the Preferred Equity offering, Credit Suisse Securities (USA) LLC, RBC Capital Markets and Wells Fargo Securities and are acting as joint book-running managers and Capital One Southcoast, Inc. and Scotiabank / Howard Weil are acting as co-managers.

Each of the offerings is being made only by means of a prospectus and related prospectus supplement, which will be filed with the Securities and Exchange Commission (SEC). Once filed, copies of the prospectuses and related prospectus supplements for the offerings may be obtained from Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, or by calling 1-800-221-1037.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Penn Virginia Corporation (NYSE: PVA) is an independent oil and gas company engaged primarily in the development, exploration and production of natural gas and oil in various domestic onshore regions including Texas, Oklahoma, Mississippi and Pennsylvania. For more information, please visit our website at www.pennvirginia.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the volatility of commodity prices for oil, natural gas liquids (“NGLs”) and natural gas; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; reductions in the borrowing base under our revolving credit facility; our ability to contract for drilling rigs, supplies and services at reasonable costs; our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and gas reserves; drilling and operating risks; our ability to compete effectively against other independent and major oil and natural gas companies; our ability to successfully monetize select assets and repay our debt; leasehold terms expiring before production can be established; environmental liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements; our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key technical employees; counterparty risk related to their ability to meet their future obligations; changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters; uncertainties relating to general domestic and international economic and political conditions; and other risks set forth in our filings with the SEC.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	James W. Dean Vice President, Corporate Development Ph: (610) 687-7531 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

Free Writing Prospectus Legend

PVA has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that PVA has filed with the SEC for more complete information about PVA and these offerings. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, PVA will arrange to send you these documents if you request it by calling (610) 687-8900.